Exhibit 10.17



                            ARCH CAPITAL GROUP LTD.
                           Restricted Share Agreement

     THIS AGREEMENT, dated as of January 1, 2002, between Arch Capital Group Ltd. (the "Company"), a Bermuda company, and Constantine Iordanou (the "Employee").

     WHEREAS, the Employee has been granted the following award in connection with his retention as an employee and as compensation for services to be rendered; and the following terms reflect the Company's Long Term Incentive Plan For New Employees (the "Plan");

     NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto agree as follows.

     1. Award of Shares. Pursuant to the provisions of the Plan, the terms of which are incorporated herein by reference, the Employee is hereby awarded 106,383 Restricted Shares (the "Award"), subject to the terms and conditions herein set forth. Capitalized terms used herein and not defined shall have the meanings set forth in the Plan. In the event of any conflict between this Agreement and the Plan, the Plan shall control.

     2. Terms and Conditions. It is understood and agreed that the Award of Restricted Shares evidenced hereby is subject to the following terms and conditions:

          (a) Vesting of Award. Subject to Section 2(b) below and the other terms and conditions of this Agreement, this Award shall become vested on December 31, 2002. Unless otherwise provided by the Company, all dividends and other amounts receivable in connection with any adjustments to the Shares under Section 4(c) of the Plan shall be subject to the vesting schedule in this Section 2(a).


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          (b) Termination of Service; Forfeiture of Unvested Shares. Except as
     otherwise set forth in Section 2(a) above, in the event the Employee ceases to be an employee of the Company prior to the date the Restricted Shares otherwise become vested (i) due to his death or Permanent Disability (as defined in the Employment Agreement, among the Employee, the Company and Arch Capital Group (U.S.) Inc., dated as of December 20, 2001 (the "Employment Agreement")), or (ii) due to termination (A) by the Company not for Cause (as defined in the Employment Agreement) or (B) by the Employee for Good Reason (as defined in the Employment Agreement), the Restricted Shares subject to the Award shall become vested in full at the time of such termination of service; provided, however, that in the case of a termination by the Company not for Cause or by the Employee for Good Reason, the Restricted Shares subject to the Award shall not be transferable prior to December 31, 2002, except that a number of Shares having a fair market value equal to the amount of any income and employment taxes imposed upon vesting of the Restricted Shares shall be transferable upon such termination solely for the purpose of funding any such income and employment taxes. For purposes of the preceding sentence, income and employment taxes shall be computed at the highest marginal rates in the jurisdictions in which the Employee is subject to tax at the time of vesting. If the Employee ceases to be an Employee of the Company for any other reason prior to the date the Restricted Shares become vested, the Award shall be forfeited by the Employee and become the property of the Company. For purposes of this Agreement, service with any of the Company's Subsidiaries (as defined in the Plan) shall be considered to be service with the Company.

          (c) Certificates. Each certificate issued in respect of Restricted Shares awarded hereunder shall be deposited with the Company, or its designee, together with, if requested by the Company, a stock power executed in blank by the Employee, and shall bear a legend disclosing the restrictions on transferability imposed on such Restricted Shares by this Agreement (the "Restrictive Legend"). Upon the release of all restrictions imposed hereunder and the satisfaction of any withholding tax liability pursuant to Section 5 hereof, the certificates evidencing the vested Shares, not bearing the Restrictive Legend, shall be delivered to the Employee.


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          (d) Rights of a Stockholder. Prior to the time a Restricted Share is fully vested hereunder and otherwise as provided in Section 2(b) above, the Employee shall have no right to transfer, pledge, hypothecate or otherwise encumber such Restricted Share. During such period, the Employee shall have all other rights of a stockholder, including, but not limited to, the right to vote and to receive dividends (subject to Section 2(a) hereof) at the time paid on such Restricted Shares.

          (e) No Right to Continued Employment. This Award shall not confer upon the Employee any right with respect to continuance of employment by the Company nor shall this Award interfere with the right of the Company to terminate the Employee's employment at any time.

     3. Transfer of Shares. The Shares delivered hereunder, or any interest therein, may be sold, assigned, pledged, hypothecated, encumbered, or transferred or disposed of in any other manner, in whole or in part, only in compliance with the terms, conditions and restrictions as set forth in the governing instruments of the Company, applicable United States federal and state securities laws or any other applicable laws or regulations and the terms and conditions hereof.

     4. Expenses of Issuance of Shares. The issuance of stock certificates hereunder shall be without charge to the Employee. The Company shall pay, and indemnify the Employee from and against any issuance, stamp or documentary taxes (other than transfer taxes) or charges imposed by any governmental body, agency or official (other than income taxes) or by reason of the issuance of Shares.

     5. Withholding. No later than the date of vesting of (or the date of an election by the Employee under Section 83(b) of the Code with respect to) the Award granted hereunder, the Employee shall pay to the Company or make arrangements satisfactory to the Committee regarding payment of any federal, state or local taxes of any kind required by law to be withheld at such time with respect to such Award and the Company shall, to the extent permitted or required by law, have the right to deduct from any payment of any kind otherwise due to the Employee, federal, state and local taxes of any kind required by law to be withheld at such time.

     6. References. References herein to rights and obligations of the Employee shall apply, where appropriate, to the Employee's legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.


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     7. Notices. All notices required or permitted to be given under this agreement will be in writing and will be deemed to have been given when delivered personally to the recipient, two (2) business days after the date when sent to the recipient by reputable express courier service (charges prepaid) or four (4) business days after the date when mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications will be sent to the party concerned at the addresses set forth below:

                     If to the Company:

                     Arch Capital Group Ltd.
                     Executive Offices:
                     20 Horseneck Lane
                     Greenwich, CT  06830
                     Attn.: Secretary

                     If to the Employee:

                     To the last address of the Employee on record with the Company or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

     8. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of New York, without giving effect to principles of conflict of laws.

     9. Entire Agreement. This Agreement, the Employment Agreement (as defined above) and the Plan constitutes the entire agreement among the parties relating to the subject matter hereof, and any previous agreement or understanding among the parties with respect thereto is superseded by this Agreement and the Plan.

     10. Counterparts. This Agreement may be executed in two counterparts, each of which shall constitute one and the same instrument.


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     IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.


                                  ARCH CAPITAL GROUP LTD.


                                  By:  /s/ Louis T. Petrillo
                                       ----------------------------------
                                       Name:   /s/ Louis T. Petrillo
                                       Title:  Senior Vice President, General
                                               Counsel and Secretary



                                  /s/ Constantine Iordanou
                                  -----------------------------------
                                  Constantine Iordanou